Exhibit 11 under Form N-1A
                                         Exhibit 23 under Item 601/Reg. S-K







                      CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Post-Effective Amendment No. 6 to Registration Statement No. 33-66528 of Old Westbury Funds, Inc. of our report dated December 12, 1996, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading `Counsel and Independent Auditors'' in the Statement of Additional Information.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
January 30, 1997